                                                                    Exhibit 3.30

                           CRITICS' CHOICE VIDEO, INC.

                                     -o-O-o-
                                   B Y L A W S
                                     -o-O-o-

                                    ARTICLE I

                                     OFFICES

     The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. Meetings of the shareholders for the election of directors shall be held at such place, either within or without the State of Illinois, as may be fixed from time to time, by the Board of Directors, and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Annual meetings of shareholders shall be held on a date and time designated by the board of Directors consistent with the Illinois Business Corporation Act, at which meetings they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. (Amended 09/08/88)

     SECTION 2. SPECIAL MEETNGS. Special meetings of the shareholders may be called either by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote, for the purpose of purposes stated in the call of the meeting.

     SECTION 3. PLACE OF MEETING. The board of directors may designate any place, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting by otherwise called, the place of meeting shall be held at the principal office of the corporation.

     SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by

At the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at this address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

     Section 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the share holders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     Section 7. Quorum. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter present in person or represented by proxy shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting a any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act of 1983 ("Business Corporation Act"), the Articles of Incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     Section 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     No proxy shall be solicited by means of any communication containing a statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material fact necessary to order that the statements made not be false or misleading.

     Section 9. VOTING OF SHARES. Each outstanding share, of each class of shares entitled to vote on a matter, shall be entitled to one vote upon each matter submitted to a vote a a meeting of shareholders, and in all elections for directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion amount any number of candidates.

     Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of a corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

     Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. A corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporation shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the corporation on the transfer books for shares and included in any voting list.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise present their share, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

     Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 11. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

     Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (a) if 5 days prior notice of the proposed action is given in writing to all of the shareholders the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any Section of the Business Corporation Act if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such Section shall state, in lieu of any statement required by such Section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section 7.10 of the Business Corporation Act and that written notice has been given as provided in such Section.

     SECTION 13. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand the voting be by ballot.

                                   ARTICLE III
                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by or under the direction of its board of directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors which shall constitute the whole board shall be such number, not less than one nor more than three, as may be determined from time to time by resolution duly adopted by the Board. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the Corporation. (Amended 09/08/88)

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least three (3) days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the Articles of Incorporation.

     SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of election at an annual meeting or at a special meeting of shareholders called for that purpose.

     SECTION 9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the Articles of Incorporation, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof may be taken without a meeting of the board of directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

     SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporation matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 12. COMMITTEES. The board of directors by resolution adopted by a majority of the number of directors by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board.

     Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the by-laws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

     To the extent specified by the board of directors or in the Articles of Incorporation, each committee may exercise the authority of the board of directors, provided, however, a committee may not:

     (a)  authorize distributions;

     (b) approve or recommend to shareholders any act required to be approved by shareholders;

     (c)  fill vacancies on the board or on any of its committees;

     (d) elect or remove officers or fix the compensation of any member of the committee;

     (e)  adopt, amend or repeal the by-laws;

     (f)  approve a plan of merger not requiring share holder approval;

     (g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board;

     (h) authorize or approve the issuance or sale, or contract for sale, of share or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or

     (i) amend, alter, repeal, or take action inconsistent with any resolution or action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

     SECTION 13. RESIGNATION AND REMOVAL OF DIRECTORS. A director may resign at any time upon written notice of the board of directors. One of more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

     (a) No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

     (b) If less than the entire board is to be removed, no director may be removed, with or without cause, if the votes case against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

     SECTION 14. TELEPHONIC MEETINGS. The board of directors or any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. NUMBER. The officers of the corporation shall be a president, a chief executive officer, a secretary, and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the meeting of the board of directors held after each annual meting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

     SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. THE CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD. The chief executive officer shall be the chairman of the board. He shall oversee the long-term direction of the corporation; he shall see that the resolutions and directors of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; he shall be responsible for the maintenance of adequate books of account for the corporation; he shall have change and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof, subject to the limits set forth in
Article V of these by-laws; and he shall perform all the duties incident to his office and such other duties as from time to time may be assigned to him by the president or by the board of directors. In his capacity as chairman of the board he shall preside over meetings of the board of directors.

     SECTION 5. PRESIDENT AND CHIEF OPERATING OFFICER. The president shall be the chief operating officer of the corporation. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the shareholders. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     SECTION 6. THE TREASURER. The treasurer shall assist the chief executive officer and the chief operating officer in the discharge of their duties concerning the maintenance of adequate books of account, and the custody and disbursement of all corporate funds and securities and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the chief executive officer or in the event of his inability or refusal to act, the treasurer shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of the chief executive officer.

     SECTION 7. THE SECRETARY. The secretary shall; (a) record the minutes of the shareholders' and the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law: (c) be the provisions of these by-laws or as required by law: (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board different mode of execution is expressly prescribed by the board of directors, and any contracts, deeds, mortgages, bonds, or other instrument, except when a requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board different mode of execution is expressly prescribed by the board different mode of execution is expressly prescribed by the board different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretary may sign with the president, or any other officer authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws.

     SECTION 9. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS ETC. Either the chief executive officer or the chief operating officer may sign for all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, provided such checks, drafts, orders for payment of money, notes or other evidences of indebtedness are incurred for purchasing merchandise for the corporation to sell, or are incurred for catalogue production expresses. The chief executive officer and the chief operating officer may incur and sign evidence of payment for all other expenses, up to a maximum of Twenty-Five Thousand Dollars ($25,000.00); provided; however, neither the chief executive officer nor the chief operating officer shall have the authority to incur or make payment of any such expense in excess of said limit, wihtout first obtaining the approval and signature of either the treasurer or secretary.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                                   ARTICLE VI

                           CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. The issued shares of the corporation shall be represented by certificates or shall be uncertificated shares. Certificates representing shares of the corporation shall be signed by the president or a vice--president or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and may be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

     No certificate shall be issued for any shares until such shares are fully paid.

     The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     SECTION 2. LOST CERTIFICATES. If a certificate representing shares allegedly has been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and proper guaranty of signature and other appropriate assurances that the endorsement is effective may be required.

     Unless otherwise provided by the Articles of Corporation, or by these by-laws, the board of directors may provide by resolution that some or all of any or all classes and series of resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. Except as otherwise expressly provided by law, the rights and obligations of the holders of provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

     The board of directors may authorize, and the corporation may make, distributions to its shareholders, subject to any restriction in the Article of Incorporation and subject also to the limitations following:

     No distribution may be made if, after giving it effect:

     (a)  The corporation would be insolvent; or
     (b) The net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the corporation were then to be liquidated.

     The board of directors may base a determination that a distribution may be made either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

     The effect of a distribution shall be measured as of the earlier of:

     (a) the date of its authorization if payment occurs within 120 days after the date of authorization or the date of payment if payment occurs more than 120 days after the ate of authorization; or

     (b) In the case of distribution by purchase, redemption, or other acquisition of the corporation's shares, the earlier of (I) the date money or other property is transferred or debt incurred by the corporation of (ii) the date shareholders cease to be shareholders.

                                   ARTICLE IX

                                      SEAL

     The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                    ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The Business Corporation Act, a waiver thereof in writing, signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

     The By-laws of the corporation may be amended, altered, or repealed by the shareholders or the board of directors, but no by-law adopted by the shareholders may be altered, amended, or repealed by the board of directors.

                                   ARTICLE XII

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

     (a) The corporation shall and does hereby indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation of, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

     (b) The corporation shall and does hereby indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right to the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

     (h) If a corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

     (i) for purposes of this Article, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

     (j) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involved services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.

                                  ARTICLE XIII

                  FUTURE AMENDMENTS TO BUSINESS CORPORATION ACT

     In the event the Business Corporation Act is amended after the adoption of these by-laws in a manner which makes these by-laws conflict with the Business Corporation Act, these by-laws shall be deemed to be amended to comport with such conflicting provisions of the amended Business Corporation Act.